Exhibit 10.5

Garden State Securities Inc.
328 Newman Springs Rd.
Red Bank, NJ 07707

March 25, 2015

INNOVUS PHARMACEUTICALS, INC.
9171 Towne Centre Drive, Suite 440,
San Diego, CA  92122
ATT:  Dr. Bassam Damaj, Chief Executive Officer

Re:           Engagement Agreement

Dear Dr. Damaj,

This letter sets forth the Agreement (the “Letter Agreement”) by and among Innovus Pharmaceuticals, Inc. and its subsidiaries and affiliates (collectively herein referred as the “Company”) and Garden State Securities Inc. and its subsidiaries and its affiliates (“GSS”) with respect to the engagement of GSS to act as a non-exclusive selling/placement agent for the Company.

In connection with its engagement hereunder, this Letter Agreement confirms the Company’s understanding of GSS’s intention to attempt to utilize its best efforts to affect the following:

1.	Review the business and operation of the Company and its historical and projected financial condition.
2.	Advise Company of “best efforts” private placement of debt or equity securities to fulfill the Company’s business plan and a possible public listing through a self-filing and/or reverse merger.
3.	Contact for the Company possible financing sources.

Notwithstanding the foregoing, the intent herein described shall not obligate GSS to effect any public or private financing for the Company. Any such obligation shall be conditioned in its entirety upon the execution and delivery by GSS of an Agency or Underwriting Agreement satisfactory to GSS and the Company and satisfactory due diligence performed by GSS.

1. Term:

GSS shall act as the Company’s non-exclusive placement/selling agent until terminated pursuant hereto.

2.  Compensation:

The Company agrees to pay to GSS at each full or incremental closing of any equity financing, convertible debt financing, debt conversion or any instrument convertible or exercisable into the Company’s common stock (the “Securities Financing”) on any Source(s) (described in Section 5) contacted by GSS for the purpose of investing in a Securities Financing; (i) a cash transaction fee in the amount of 10% of the amount of the Securities Financing;  and (ii) warrants (the “Warrants”) with “piggy back” registration rights, equal to 10% of the amount of securities sold the Securities Financing at an exercise price equal to the investor’s warrant exercise price of the Securities Financing or the price of the Securities Financing, if there are no warrants issued to investors.   The Warrants shall have a 5-year term and a cashless exercise provision.  The Company will also pay, at closing, the expense of GSS’s or investor’s legal counsel in connection to the Securities Financing, which will be disclosed in the Term Sheet for the Securities Financing. The Company shall also cause, at its cost and expense, all “blue sky” filings related to the Securities Financing and required by applicable law to be made in due and proper form and substance and in a timely manner as required under the laws of the states in which Securities are sold (“Blue Sky Filings”).  In addition, the Company shall cause, at its cost and expense, a Form D related to the Securities Financing to be filed with the Securities and Exchange Commission (“SEC”) in due and proper form and substance and in a timely manner.  The Company shall deliver true and correct copies of all Blue Sky Filings and the Form D, as filed with the SEC, to GSS within 15 days of the final closing date.

3.  Access to Premises:

In connection with the performance of services hereunder, the Company shall reasonably make its facilities, management and employees available to GSS and its representatives, during normal working hours, and shall be responsive to any and all reasonable requests for information made by GSS, with reasonable notice and with confidentiality. In performing its services hereunder, GSS shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from public sources and of all information that has been furnished to it by the Company and shall have no obligation to verify the accuracy or completeness of any such information or to conduct any appraisal of any assets.

4.  Reserved:

5.  Future Financing:

If the Company were to receive any additional capital within twelve  (12) months from either the later of; (i) the closing of the Securities Financing from any investors that invested in the Securities Financing; and/or (ii) date of termination of this Letter Agreement from any Source(s) contacted by GSS for the purpose of investing in the Securities Financing; the Company will pay to GSS a cash fee of 10% of the amount raised at the closing of any such financing along with the Warrants detailed above in Section 2 of this Letter Agreement. The Company will not circumvent GSS and will not attempt to deal directly or indirectly through agents or representatives of the Company, with such Source(s) or investors without prior written consent of an officer of GSS.  As used in this Letter Agreement, the term “Source(s)” shall be defined to include, without limitation, any corporation, company, institution, partnership, individual and all of the Source(s)’ affiliates that are directly or indirectly contacted by GSS for the purpose of investing in the Securities Financing or the purpose of entering into a Transaction. The Company has provided a list of investors that GSS shall not contact and shall not be considered a Source(s), which is listed as Exhibit A.  Any investors that GSS contacts that is not listed on Exhibit A, shall officially become a Source(s) as contemplated by this Letter Agreement.  This paragraph shall survive any termination of this Letter Agreement.

6.  Expenses:

Except as provided in Section 2 of this Letter Agreement, the Company hereby agrees to pay all reasonable filing fees, charges and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all reasonable fees, charges, and expenses in connection with:  (i) the issuance, sale, transfer, and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (ii) the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought and disbursements in connection therewith; (iii) filing fees payable to the SEC, if any;.

7.  Intentionally Left Blank:

8.  Indemnification:

The Company agrees to indemnify GSS and certain other entities and persons as set forth in Schedule I.

9.  Disclosure:

(a)
The Company recognizes and confirms that GSS, in acting pursuant to this engagement, will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that GSS does not assume responsibility for and may rely, without independent verification, on the accuracy and the completeness of any such reports and information. The Company hereby warrants that all of its information relating to the Company will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not misleading. The Company agrees to provide GSS with (i) prompt notice of any material development affecting the Company; (ii) such other information concerning the business and financial condition of the Company as GSS may from time to time reasonably request provided that such information is maintained by GSS pursuant to a confidentiality agreement.  GSS agrees to distribute information regarding the Company, not in the public domain, only with written approval by the Company.

(b)
The Company agrees that any information or advice rendered by GSS or its representatives in connection with this engagement is for the confidential use of the Company only and, except as otherwise required by law, the Company has not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without GSS’s prior written consent, unless such information becomes part of the public domain through no fault of the Company.

(c)
GSS agrees that any information, plans or data regarding the Company and its activities are for the confidential use of GSS only and, except as otherwise required by law or otherwise in the public domain, GSS will not disclose or otherwise permit any third party to disclose or otherwise refer to, without the Company’s prior written consent.

10.  Termination:

The Company and GSS will each have the right to terminate this Letter Agreement at any time, provided prior written notice is given 20 days before termination.  Any termination of this Letter Agreement shall not affect or limit (i) the rights of GSS or any other indemnified person (as defined in schedule I hereto) to receive indemnification, (ii) rights to receive fees accrued prior to such termination, (iii) the rights of GSS to receive fees and be covenanted to all of the terms and conditions detailed in Section 2, and Section 5 of this Letter Agreement on any Securities Financing that was negotiated during the term of this Letter Agreement and/or closes after any termination and (iv) the rights detailed in Section 5 of this Letter Agreement.

11.  Miscellaneous:

GSS may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder, provided that the same shall comply with securities laws and shall be approved by the Company prior to dissemination.

12.  Governing Law:

This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Delaware and the parties agree that any dispute, claim or controversy relating to or arising out of this Agreement or the performance of its terms shall be resolved and conducted in the County and State ofDelaware , regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist hereto, (c) may not be amended or modified except in writing executed by the Company and GSS and (d) shall be binding upon and inure to the benefit of the Company, GSS, and other indemnified Parties and their respective successors and assigns. In the event of litigation between the parties arising hereunder, GSS shall be entitled to costs and reasonable attorney's fees.

If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter in the space below provided for that purpose and deliver it to the undersigned, whereupon the terms hereof shall become a binding agreement between us.

The investment banking staff of GSS and its affiliates look forward to working with you.

Very truly yours,

/s/ERNEST PELLEGRINO
Ernest Pellegrino
Garden State Securities Corp.

AGREED TO AND ACCEPTED
THIS 24th DAY OF MARCH, 2015

/s/BASSAM DAMAJ
By: Dr. Bassam Damaj, CEO
Innovus Pharmaceuticals, Inc

Schedule I

Innovus Pharmaceuticals, Inc. (the “Company”) referred to in the attached Letter Agreement (the “Letter Agreement”) agrees to indemnify and hold harmless Garden State Securities Inc. (“GSS”) and its affiliates, and the respective directors, officers, agents and employees of GSS and its affiliates and each other entity or person, if any, controlling GSS or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended,  (GSS and each such entity or person being referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities (or actions in respect thereof) relating to or arising out of activities performed pursuant to the Letter Agreement, the transactions contemplated thereby or GSS’s role in connection therewith, or caused by any untrue statements of material nature contained in any document provided to GSS by the Company which documents are relied upon by GSS in connection with its performance of the Letter Agreement, and will reimburse GSS and any other Indemnified Person for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by GSS or any such other Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which GSS (or any other Indemnified Person) is a party, in each case, as such expenses are incurred or paid.  The Company will not, however, be responsible for any such losses, claims, damages, liabilities or expenses of any Indemnified Person that are determined by final judgment of a court of competent jurisdiction to have primarily resulted from actions taken or omitted to be taken by such Indemnified Person in bad faith, intentional misconduct, or from such indemnified Person’s  negligence.  The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Letter Agreement, any transactions contemplated thereby or GSS’s role in connection therewith, expect for any such liability for losses, claims, damages liabilities or expenses incurred by the Company that are determined by final judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith, intentional misconduct, or from such Indemnified Person’s gross negligence.

Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company after any action is commenced by way of service with a summons or other legal process (giving information as to the nature and basis of the claim) against such Indemnified Person.  In any event, failure so to notify the Company shall not relieve the Company from any liability that the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure.  The Company will, if requested by an Indemnified Person, assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to GSS and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding.  In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impeded parties) include the Company and such Indemnified Person and representation of both parties by the same counsel would in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential differing interests between the Company and such Indemnified Person.  The Company shall not be liable for any settlement of any litigation or proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  If the Company assumes the defense of any litigation or proceeding, the Company will not settle such litigation or proceeding without GSS’s written consent, which shall not be unreasonably withheld.

If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold it harmless, the Company shall contribute to the amount paid or payable by the Indemnified Person as a result of such loss, claim, damage or liability in proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other hand.  Notwithstanding the foregoing, under no circumstances shall any Indemnified Person’s aggregate contribution to any losses, claims, damages and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received hereunder. Notwithstanding the foregoing, under no circumstances shall the Company’s aggregate contribution to any losses, claims, damages and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received hereunder.

The provisions contained in this Schedule I shall remain operative and in full force and effect regardless of the expiration of any termination of the Letter Agreement.